                                                                    Exhibit 99.7



                          Key Auto Finance Trust 1997-1
             Annual Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period: January 1, 1998 to December 31, 1998

Statement for Class A and Class B Noteholders and Certificateholders                                 Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                             Class A/Class B
                                                                                                       Certificate Amount
                                                                                                       ------------------
(i)   Principal Distribution
        Class A-1 Note Amount                                                      136,349,717.76          454.4990592
        Class A-2 Note Amount                                                                0.00            0.0000000
        Class A-3 Note Amount                                                                0.00            0.0000000
        Class B Note Amount                                                                  0.00            0.0000000
        Certificates Amount                                                                  0.00            0.0000000

(ii)  Interest Distribution
        Class A-1 Note Amount                                                        4,975,422.59           16.5847420
        Class A-2 Note Amount                                                        3,993,000.00           60.5000000
        Class A-3 Note Amount                                                        2,837,671.50           61.5000000
        Class B Note Amount                                                          1,683,648.00           64.0000000
        Certificates Amount                                                          1,350,426.00           77.0000000

(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)      171,980,474.04

(iv)  Class A-1 Notes Balance (end of Collection Period)                            15,994,474.04
      Class A-1 Pool Factor (end of Collection Period)                                  0.0533149
      Class A-2 Notes Balance (end of Collection Period)                            66,000,000.00
      Class A-2 Pool Factor (end of Collection Period)                                  1.0000000
      Class A-3 Notes Balance (end of Collection Period)                            46,141,000.00
      Class A-3 Pool Factor (end of Collection Period)                                  1.0000000
      Class B Notes Balance (end of Collection Period)                              26,307,000.00
      Class B Pool Factor (end of Collection Period)                                    1.0000000
      Certificates Balance (end of Collection Period)                               17,538,000.00
      Certificates Pool Factor (end of Collection Period)                               1.0000000

(v)   Basic Servicing Fee                                                            2,392,411.29            5.2466771

(vi)  Aggregate Net Losses                                                           8,635,309.02

                          Key Auto Finance Trust 1997-1
             Annual Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period: January 1, 1998 to December 31, 1998

Statement for Class A and Class B Noteholders and Certificateholders                                 Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                             Class A/Class B
                                                                                                       Certificate Amount
                                                                                                       ------------------
(vii)  Reserve Account Balance after Giving Effect to Payments                      6,839,790.00
       Made on Distribution Date
       Specified Reserve Account Balance after Giving Effect to Payments            6,839,790.00
       Made on Distribution Date

       Draws on Reserve Account                                                             0.00
       Deposits to Reserve Account                                                          0.00

(viii) Class A-1 Notes Interest Carryover Shortfall                                         0.00            0.0000000
       Class A-2 Notes Interest Carryover Shortfall                                         0.00            0.0000000

       Class A-3 Notes Interest Carryover Shortfall                                         0.00            0.0000000
       Class B Notes Interest Carryover Shortfall                                           0.00            0.0000000
       Certificates Interest Carryover Shortfall                                            0.00            0.0000000
       Class A-1 Notes Principal Carryover Shortfall                                        0.00            0.0000000

       Class A-2 Notes Principal Carryover Shortfall                                        0.00            0.0000000
       Class A-3 Notes Principal Carryover Shortfall                                        0.00            0.0000000
       Class B Notes Principal Carryover Shortfall                                          0.00            0.0000000
       Certificates Principal Carryover Shortfall                                           0.00            0.0000000

(ix)   Additional Principal Distributable Amount                                            0.00

(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller                   0.00
       or purchased by Servicer

(xi)   Delinquent Contracts                                                         Number                    Balance
                                                                                    ---------------------------------
           30-59 Days                                                               614                 $5,539,259.50
           60-89 Days                                                               170                 $1,573,113.83
           90 Days or More                                                          161                 $1,275,969.59



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